Exhibit 12.2
                                                                      12/20/2005
                             SAVANNAH POWER COMPANY
              Computation of ratio of earnings to fixed charges for
                     the five years ended December 31, 2004
                     and the year to date September 30, 2005



                                                                                                                  Nine
                                                                                                                  Months
                                                                                                                  Ended
                                                                           Year ended December 31,             September 30,
                                                            -------------------------------------------------  -------------
                                                              2000       2001      2002      2003       2004       2005
                                                              ----       ----      ----      ----       ----       ----
                                                            ----------------------Thousands of Dollars----------------------
EARNINGS AS DEFINED IN ITEM 503 OF REGULATION S-K:
Earnings before income taxes                                $33,728    $32,846   $32,767   $38,977    $40,110     $47,482
Interest expense, net of amounts capitalized                 12,737     12,517    11,608     9,590     12,047      10,798
Distributions on mandatorily redeemable preferred securities  2,740      2,740     2,740     2,740        109           0
AFUDC - Debt funds                                              324        271       165       220      1,471       1,031
Rentals                                                         545        423       459       457        469         420
                                                            --------   --------  --------  --------   --------    --------
Earnings as defined                                         $50,074    $48,797   $47,739   $51,984    $54,206     $59,731
                                                            ========   ========  ========  ========   ========    ========




FIXED CHARGES AS DEFINED IN ITEM 503 OF REGULATION S-K:
Interest on long-term debt                                  $ 9,259    $ 9,400   $ 9,685   $ 8,537    $11,399     $ 9,749
Interest on affiliated loans                                      0        747       401       106        197         953
Interest on interim obligations                               2,369      1,128         4         0         24           0
Amort of debt disc, premium and expense, net                    963        950       904       981      1,279         865
Other interest charges                                          470        563       779       186        619         262
Distributions on mandatorily redeemable preferred securities  2,740      2,740     2,740     2,740        109           0
Rentals                                                         545        423       459       457        469         420
                                                            --------   --------  --------  --------   --------    --------
Fixed charges as defined                                    $16,346    $15,951   $14,972   $13,007    $14,096     $12,249
                                                            ========   ========  ========  ========   ========    ========



RATIO OF EARNINGS TO FIXED CHARGES                            3.06       3.06      3.19      4.00       3.85        4.88
                                                              =====      =====     =====     =====      =====       ====


                             SAVANNAH POWER COMPANY
        Computation of ratio of earnings to fixed charges plus preferred dividend requirements for the five years ended December 31, 2004 and the year to date September 30, 2005



                                                                                                                    Nine
                                                                                                                   Months
                                                                                                                   Ended
                                                                          Year ended December 31,               September 30,
                                                            -------------------------------------------------  --------------
                                                              2000       2001     2002      2003       2004         2005
                                                              ----       ----     ----      ----       ----         ----
                                                            ------------------------Thousands of Dollars---------------------
EARNINGS AS DEFINED IN ITEM 503 OF REGULATION S-K:
Earnings before income taxes                                $33,728    $32,846   $32,767   $38,977    $40,110     $47,482
Interest expense, net of amounts capitalized                 12,737     12,517    11,608     9,590     12,047      10,798
Distributions on mandatorily redeemable preferred securities  2,740      2,740     2,740     2,740        109           0
AFUDC - Debt funds                                              324        271       165       220      1,471       1,031
Rentals                                                         545        423       459       457        469         420
                                                            --------   --------  --------  --------   --------    --------
Earnings as defined                                         $50,074    $48,797   $47,739   $51,984    $54,206     $59,731
                                                            ========   ========  ========  ========   ========    ========


FIXED CHARGES AS DEFINED IN ITEM 503 OF REGULATION S-K:
Interest on long-term debt                                  $ 9,259    $ 9,400   $ 9,685   $ 8,537    $11,399     $ 9,749
Interest on affiliated loans                                      0        747       401       106        197         953
Interest on interim obligations                               2,369      1,128         4         0         24           0
Amort of debt disc, premium and expense, net                    963        950       904       981      1,279         865
Other interest charges                                          470        563       779       186        619         262
Distributions on mandatorily redeemable preferred securities  2,740      2,740     2,740     2,740        109           0
Rentals                                                         545        423       459       457        469         420
                                                            --------   --------  --------  --------   --------    --------
Fixed charges as defined                                     16,346     15,951    14,972    13,007     14,096      12,249
                                                            --------   --------  --------  --------   --------    --------
Preferred dividends                                               0          0         0         0      1,500       2,025
Ratio of net income before taxes to net income              x 1.588    x 1.530   x 1.537   x 1.661    x 1.559     x 1.559
                                                            --------   --------  --------  --------   --------    --------
Pref dividend requirements before income taxes                    0          0         0         0      2,339       3,157
                                                            --------   --------  --------  --------   --------    --------
Fixed charges plus pref dividend requirements               $16,346    $15,951   $14,972   $13,007    $16,435     $15,406
                                                            ========   ========  ========  ========   ========    ========

RATIO OF EARNINGS TO FIXED CHARGES PLUS
PREFERRED DIVIDEND REQUIREMENTS                               3.06       3.06      3.19      4.00       3.30        3.88
                                                              =====      =====     =====     =====      =====       ====
